Exhibit 99.1

National Vision Provides Business Update
Duluth, Ga. (June 8, 2020) – National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”), one of the nation’s largest optical retailers providing quality, affordable eye care and eyewear, today provided a business update regarding the completion of its gradual store re-openings that began in April following temporary closures in March relating to the COVID-19 pandemic.
“Having successfully emerged from the pandemic-induced temporary store closure chapter, we now find both our country and our company grappling with a sudden heightened consciousness of age-old racial injustices and inequities,” said Chief Executive Officer Reade Fahs. “Amidst these challenges, the National Vision family has maintained a long-term focus on safety, cohesiveness and care for both our internal and external communities that is at the center of all our decision making. Throughout it all, our interactions with our patients and customers have reminded us of the important role we play within the communities we serve as both a healthcare provider and an employer.”
Following a temporary closure to the public due to COVID-19, all of the Company’s five retail brands – America’s Best Contacts & Eyeglasses, Eyeglass World, Vision Centers inside select Walmart stores, Vista Opticals inside select Fred Meyer stores and on select military bases – are now open to the public with enhanced safety and cleaning protocols. Subsequently, several stores have been affected by recent non-peaceful protests, while others have been temporarily closed in compliance with local curfews or are operating with reduced hours. Currently, seven stores are temporarily closed due to damage.
“Our associates and network of optometrists have embraced the newly-implemented safety and cleaning protocols, and are available to provide much-needed access to low cost eyewear and eye care,” Fahs continued. “With the re-opening of our family of brands, we are encouraged by the response of our customers and patients thus far, which we believe reflects our strong value proposition, as well as pent-up demand and benefits from government stimulus payments. As May progressed, our sales trend improved each week, and our stores generated a year-over-year increase in the last week of the month.”
The following table presents current estimates of total comparable store sales growth and Adjusted Comparable Store Sales Growth for the first two months of our second quarter, subject to customary closing procedures conducted at the end of the quarter. (Refer to footnotes (a) and (b) located at the end of the release for a reconciliation of these metrics.)

	One Month Ended April 25, 2020	One Month Ended May 30, 2020
Estimated total comparable store sales growth(a)	-83.9%	-56.6%
Estimated Adjusted Comparable Store Sales Growth(b)	-86.6%	-38.5%

The Company continues to expect second quarter results to be materially impacted by the store closures during the month of April, deleveraging of optometrist costs and associate payroll expense, shifts in product mix with reduced margin implications, the timing of unearned revenue, and incremental COVID-related costs.
As part of the store re-openings, the Company has brought back most of its furloughed associates and has begun the return to previous levels of compensation and work hours across the organization, including with respect to executive officers other than the CEO. In addition, the Company restarted unit growth in May by opening three new America’s Best Contacts & Eyeglasses stores (and completed the transition of management of one select Walmart Vision Center location). Management now expects to open as many as 25 to 30 additional stores between now and the end of 2020, for a total of between 50 and 55 new store openings for the full year, below the withdrawn 2020 outlook of approximately 75 new stores.
As of May 30, 2020, the Company had long-term debt, before unamortized discounts and debt issuance costs, of approximately $720 million, including borrowings relating to the recently completed offering of convertible debt, and liquidity in excess of $500 million, consisting of cash on hand of approximately $210 million and revolving credit availability of $294.3 million. Management currently estimates capital expenditures in 2020 to be in the range of $65 to $75 million, depending on store openings and timing of capital projects.
About National Vision Holdings, Inc.
National Vision Holdings, Inc. is one of the largest optical retail companies in the United States with more than 1,100 retail stores in 44 states plus the District of Columbia and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the company operates five retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, Vision Centers inside select Walmart stores, Vista Opticals inside Fred Meyer stores and on select military bases, and several e-commerce websites, offering a variety of products and services for customers’ eye care needs. For more information, please visit www.nationalvision.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our current beliefs and expectations regarding the performance of our industry, the Company's strategic direction, market position, plans for new store openings and other capital expenditures, prospects and future results. You can identify these forward-looking statements by the use of words such as “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Such factors include, but are not limited to, those set forth in our Annual Report on Form 10-K under the heading “Risk Factors” and in subsequent filings by National Vision with the Securities and Exchange Commission (“SEC”). Potential risks and uncertainties include, but are not limited to, the scale and scope of the novel coronavirus, or COVID-19, pandemic is unknown and, due to the temporary closure of our stores to the public and other factors, is adversely impacting, and is expected to may continue to adversely impact, our business at least for the near term, including the impact of federal, state, and local governmental actions and customer behavior in response to the pandemic and such governmental actions and operational disruptions if a significant percentage of our workforce is unable to work or we experience labor shortages, including because of illness or travel or government restrictions in connection with the pandemic; our ability to selectively re-open stores and continue to remain open as announced and to open and operate new stores in a timely and cost-effective manner, and to successfully enter new markets; and the impact on our business of the implementation of curfews, protests and related store closures or damage in certain locations; our ability to recruit and retain vision care professionals for our stores. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.
Footnotes:
(a)Total comparable store sales is calculated based on consolidated net revenue excluding the impact of (i) Corporate/Other segment net revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the Chief Operating Decision Maker reviews, and consistent with reportable segment revenues presented in Note 10. “Segment Reporting” in our unaudited condensed consolidated financial statements included in Part 1. Item 1. in our Quarterly Report on Form 10-Q filed on May 7, 2020, with the exception of the Legacy segment, which is adjusted as noted in clause (b) (ii) below.

(b)The differences between total comparable store sales growth based on consolidated net revenue and Adjusted Comparable Store Sales Growth are: (i) Adjusted Comparable Store Sales Growth includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in a decrease of 3.3% and an increase of 17.7% from total comparable store sales growth based on consolidated net revenue for the one month ended April 25, 2020 and the one month ended May 30, 2020, respectively and (ii) Adjusted Comparable Store Sales Growth includes retail sales to the Legacy partner’s customers (rather than the revenues recognized consistent with the management & services agreement with the Legacy partner), resulting in an increase of 0.7% and 0.3% from total comparable store sales growth based on consolidated net revenue for the one month ended April 25, 2020 and the one month ended May 30, 2020, respectively.

Media Contact:
Kristina Gross
Kristina.gross@nationalvision.com
(470) 448-2355

Investor Relations Contact:
David Mann, CFA
David.mann@nationalvision.com
(470) 448-2448